                                                                  Exhibit 10.28

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                             ACE CASH EXPRESS, INC.


                              -------------------

                            NOTE PURCHASE AGREEMENT
                             ---------------------


                         Dated as of November 15, 1996




                                  $20,000,000
                9.03% Senior Secured Notes due November 15, 2003


THIS AGREEMENT AND THE NOTES ISSUED HEREUNDER MAY BE SUBJECT TO THE TERMS OF A COLLATERAL TRUST AGREEMENT, DATED AS OF NOVEMBER 15, 1996, AS SUCH COLLATERAL TRUST AGREEMENT MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG THE COMPANY, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, AND WILMINGTON TRUST COMPANY. BY ACCEPTANCE OF A NOTE, THE HOLDER THEREOF MAY BECOME BOUND BY THE PROVISIONS OF SUCH COLLATERAL TRUST AGREEMENT, WHETHER OR NOT SUCH HOLDER BECOMES A PARTY TO SUCH COLLATERAL TRUST AGREEMENT.



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

                               TABLE OF CONTENTS
                         (Not a Part of the Agreement)

                                                                          PAGE

1.   SALE AND PURCHASE OF NOTES............................................  1
     1.1   Issuance of Notes...............................................  1
     1.2   The Closing.....................................................  1

2.   COMPANY WARRANTIES AND REPRESENTATIONS................................  2

3.   CLOSING CONDITIONS....................................................  2

4.   PAYMENTS..............................................................  2
     4.1   Interest........................................................  2
     4.2   Scheduled Principal Payments....................................  2
     4.3   Optional Prepayments............................................  3
     4.4   Offer to Prepay upon Change in Control, etc.....................  4
     4.5   Partial Prepayment Pro Rata.....................................  5
     4.6   Notation of Notes on Prepayment.................................  6
     4.7   No Other Prepayments; Acquisition of Notes......................  6
     4.8   Payments Generally..............................................  6

5.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................  7
     5.1   Registration of Notes...........................................  7
     5.2   Exchange of Notes...............................................  7
     5.3   Replacement of Notes............................................  8
     5.4   Issuance Taxes..................................................  8

6.   FINANCIAL AND GENERAL COVENANTS.......................................  8
     6.1   Operating Cash Flow.............................................  8
     6.2   Cash Coverage Ratio.............................................  9
     6.3   Fixed Charges Coverage Ratio....................................  9
     6.4   Consolidated Adjusted Debt......................................  9
     6.5   Coverage of Scheduled Debt Payments.............................  9
     6.6   Subsidiary Debt................................................. 10
     6.7   Restricted Payments............................................. 10
     6.8   Restrictions Affecting Subsidiaries............................. 11
     6.9   Asset Dispositions.............................................. 11
     6.10  Disposal of Ownership of a Subsidiary........................... 12
     6.11  Consolidation or Merger......................................... 12
     6.12  Liens........................................................... 13
     6.13  Transactions with Affiliates and Franchisees.................... 15
     6.14  Payment of Taxes and Claims..................................... 16
     6.15  Maintenance of Properties; Corporate Existence; etc............. 16
     6.16  Payment of Notes and Maintenance of Office...................... 17
     6.17  Plans........................................................... 17
     6.18  Lines of Business............................................... 18
     6.19  Private Offering................................................ 18
     6.20  Limitation on AMEX Term Advances, etc........................... 19

     6.21  Permitted Subsidiaries.......................................... 19

7.   INFORMATION COVENANTS................................................. 19
     7.1   Financial and Business Information.............................. 19
     7.2   Reports to NAIC................................................. 22
     7.3   Officer's Certificates.......................................... 23
     7.4   Accountants' Certificates....................................... 23
     7.5   Inspection...................................................... 23

8.   EVENTS OF DEFAULT..................................................... 24
     8.1   Nature of Events................................................ 24
     8.2   Default Remedies................................................ 26
     8.3   Annulment of Acceleration of Notes.............................. 28

9.   INTERPRETATION OF AGREEMENT........................................... 28
     9.1   Terms Defined................................................... 28
     9.2   Accounting Principles........................................... 45
     9.3   Directly or Indirectly.......................................... 45
     9.4   Section Headings, Table of Contents and Construction............ 45
     9.5   Governing Law................................................... 46

10.  PURCHASER REPRESENTATIONS............................................. 46
     10.1  Purchase for Investment......................................... 46
     10.2  Source of Funds................................................. 46

11.  MISCELLANEOUS......................................................... 47
     11.1  Communications.................................................. 47
     11.2  Reproduction of Documents....................................... 48
     11.3  Survival........................................................ 48
     11.4  Successors and Assigns.......................................... 48
     11.5  Amendment and Waiver............................................ 49
     11.6  Expenses........................................................ 50
     11.7  Waiver of Jury Trial; Consent to Jurisdiction; Etc.............. 51
     11.8  Entire Agreement................................................ 52
     11.9  Severability.................................................... 52
     11.10 Construction.................................................... 52
     11.11 Execution in Counterpart........................................ 52
     11.12 General Interest Provisions..................................... 53


Annex 1       --     Information as to Purchaser

Annex 2       --     Payment Instructions at Closing

Annex 3       --     Information as to Company

Attachment A  --     Company Warranties and Representations

Attachment B  --     Closing Conditions

Exhibit A     --     Form of 9.03% Senior Secured Note due November 15, 2003

Exhibit B1   --   Form of Closing Opinion of Special Counsel for the Company

Exhibit B2   --   Form of Closing Opinion of Special Counsel for the Trustee

Exhibit B3   --   Form of Closing Opinion of Special Counsel for the Purchaser

Exhibit C    --   Form of Collateral Trust Agreement

Exhibit D    --   Form of Security Agreement

                             ACE CASH EXPRESS, INC.


                            -----------------------
                            NOTE PURCHASE AGREEMENT
                            -----------------------

                                  $20,000,000
                9.03% Senior Secured Notes due November 15, 2003


                                                   Dated as of November 15, 1996


Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA  50392


Ladies and Gentlemen:

     ACE CASH EXPRESS, INC., a Texas corporation (together with its successors and assigns, the "Company"), hereby agrees with you as follows:

1.   SALE AND PURCHASE OF NOTES

     1.1   Issuance of Notes.

     The Company will authorize the issuance of $20,000,000 in aggregate principal amount of its 9.03% Senior Secured Notes due November 15, 2003 (all such notes, whether initially issued, or issued in exchange or substitution for, any such note, in each case in accordance with this Agreement, and as amended, restated or otherwise modified from time to time, the "Notes"). The Notes shall be in the form of Exhibit A, and shall have the terms as herein and therein provided.

     1.2   The Closing.

           (a) Purchase and Sale of Notes. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth below your name in Annex 1 at 99.367725% of the principal amount thereof.

           (b) The Closing. The closing (the "Closing") of the Company's sale of Notes will be held on December 4, 1996 (the "Closing Date") at 9:00 a.m., local time, at the office of Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, TX 75201. At the Closing, the Company will deliver to you one or more Notes (as set forth below your name in Annex 1), in the denominations indicated in Annex 1, in the aggregate principal amount of your purchase, dated the Closing Date and payable as indicated in Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company in Annex 2.

2.   COMPANY WARRANTIES AND REPRESENTATIONS

     To induce you to enter into this Agreement and to purchase and pay for the Notes to be delivered to you at the Closing, the Company makes the warranties and representations set forth in Attachment A, effective as of the date of the Company's execution of this Agreement and as of the Closing Date, which are incorporated herein by reference with the same force and effect as though set forth herein in full.

3.   CLOSING CONDITIONS

     Your obligations under this Agreement, including, without limitation, the obligation to purchase and pay for the Notes to be delivered to you at the Closing, are subject to the conditions precedent set forth in Attachment B, which are incorporated herein by reference with the same force and effect as though set forth herein in full, and the failure by the Company to satisfy all such conditions shall, at your election, relieve you of all such obligations. The failure of the Company to satisfy such conditions shall not operate to relieve the Company of its obligations hereunder or to waive any of your rights against the Company.

4.   PAYMENTS

     4.1 Interest.

     Interest shall accrue on the unpaid principal balance of the Notes on the basis of a 360-day year of twelve 30-day months at the rate of 9.03% per annum and shall be payable, in arrears, semi-annually on May 15 and November 15 in each year, commencing on May 15, 1997, until the principal amount of the Notes in respect of which such interest shall have accrued shall become due and payable, and interest shall accrue on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or
(b) the greater of (i) 11.03% per annum or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. or its successor in New York City as its "base" or "prime" rate.

     4.2 Scheduled Principal Payments.

     The Company shall pay, and there shall become due and payable, $4,000,000 in principal amount of the Notes on November 15 in each year beginning on November 15, 1999 and ending on November 15, 2003, inclusive (each, a "Scheduled Principal Payment"). Each Scheduled Principal Payment shall be at 100% of the principal amount payable, together with interest accrued thereon to the date of payment. Without limitation of the foregoing, all of the principal of the Notes remaining outstanding, if any, on the maturity date of the Notes, November 15, 2003, together with interest accrued thereon, shall become due and payable on such date.

     4.3 Optional Prepayments.

         (a) Optional Prepayments. The Company may at any time after March 1, 1997 prepay the principal amount of the Notes in part, in a principal amount of not less than $1,000,000 for any such prepayment, or in whole, in each case together with:

          (i) an amount equal to the Make-Whole Amount, if any, as of the prepayment date in respect of the principal amount of the Notes being so prepaid; and

          (ii) interest on such principal amount then being prepaid accrued to the prepayment date.

      (b) Notice of Optional Prepayment. The Company will give notice of any optional prepayment of the Notes pursuant to this Section 4.3 to each holder of Notes not less than 30 days or more than 60 days before the date fixed for prepayment, specifying:

          (i)   such date;

          (ii) that such payment is to be made under Section 4.3 of this Agreement;

          (iii) the principal amount of each Note to be prepaid on such date;

          (iv) the interest to be paid on each such Note, accrued to the date fixed for prepayment; and

          (v) a reasonably detailed calculation of an estimated Make-Whole Amount, if any (calculated as if the date of such notice were the date of prepayment), due in connection with such prepayment.

Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with the Make-Whole Amount, if any, as of the specified prepayment date with respect thereto and accrued interest thereon shall become due and payable on the specified prepayment date. Two Business Days prior to the making of such prepayment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer of the Company specifying the details of the calculation of such Make-Whole Amount as of the specified prepayment date.

      (c) Effect of Prepayment.  Each prepayment of the Notes pursuant to this
Section 4.3 shall be applied to reduce each of the Scheduled Principal Payments remaining after the date of such prepayment ratably.

4.4 Offer to Prepay upon Change in Control, etc.

      (a) Notice and Offer.  In the event of either

          (i)   a Change in Control, or

          (ii) the obtaining of knowledge of a Control Notice Event by any Senior Officer of the Company (including, without limitation, via the receipt of notice of a Control Notice Event from any holder of Notes), the Company will, within two Business Days of the occurrence of either of such events (or, in the case of any Change in Control the consummation or finalization of which would involve any action of the Company, at least 30 days prior to such Change in Control), give written notice of such Change in Control or Control Notice Event to each holder of Notes by facsimile transmission and, simultaneously with the sending of such telecopied notice, send a copy of such notice to each such holder via an overnight courier of national reputation. In the event of a Change in Control, such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay all, but not less than all, the Notes held by such holder on a date specified in such notice (the "Control Prepayment Date") that is not less than 30 days and not more than 60 days after the date of such notice. If the Control Prepayment Date shall not be specified in such notice, the Control Prepayment Date shall be the 30th day after the date of such holder's receipt of such notice. If the Company shall not have received a written response to such notice from each holder of Notes within ten days after the delivery of such telecopied notice to such holder of Notes, then the Company will immediately send a second written notice via an overnight courier of national reputation to each such holder of Notes who shall have not previously responded to the Company. If the Company shall not have received a written response to any such second written notice from a holder of Notes within 15 days after the delivery of such second written notice to such holder, such holder shall be deemed to have accepted such offer to prepay the Notes held by such holder. In no event will the Company take any action to consummate or finalize a Change in Control unless contemporaneously with such action the Company prepays all Notes required to be prepaid in accordance with
Section 4.4(b).

     (b) Acceptance and Payment. To accept such offered prepayment, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than 15 days after the date of receipt by such holder of the latest written offer of such prepayment (provided that such offer may also be deemed to be accepted under the circumstances specified in Section 4.4(a)). If so accepted (or so deemed accepted), such offered prepayment shall be due and payable on the Control Prepayment Date. Such offered prepayment shall be made at 100% of the principal amount of such Notes, together with:

         (i) an amount equal to the Make-Whole Amount, if any, as of the Control Prepayment Date in respect of the principal amount of the Notes being so prepaid; and

         (ii) interest on such principal amount then being prepaid accrued to the Control Prepayment Date.

Two Business Days prior to the making of any such prepayment, the Company shall deliver to each accepting holder (including, without limitation, each deemed accepting holder) of Notes by facsimile transmission a certificate of a Senior Financial Officer of the Company specifying the details of the calculation of such Make-Whole Amount as of the Control Prepayment Date.

         (c) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 4.4 shall be accompanied by a certificate, executed by a Senior Officer of the Company and dated the date of such offer, specifying:

             (i)   the Control Prepayment Date;

             (ii) that such offer is being made under Section 4.4 of this Agreement;

             (iii) the principal amount of each Note offered to be prepaid;

             (iv) the interest that would be due on each such Note offered to be prepaid, accrued to the date fixed for payment;

             (v)   that the conditions of this Section 4.4 have been fulfilled;

             (vi) in reasonable detail, the nature and date or proposed date of the Change in Control; and

             (vii) a reasonably detailed calculation of an estimated Make-Whole Amount, if any (calculated as if the date of such notice was the date of prepayment), that would be due in connection with such offered prepayment.

         (d) Effect of Prepayment. Each prepayment of the Notes pursuant to this
Section 4.4 shall be applied to reduce each of the Scheduled Principal Payments remaining after the date of such prepayment ratably.

         (e) Notice Concerning Status of Holders of Notes. Promptly after each Control Prepayment Date and the making of all prepayments contemplated on such Control Prepayment Date under this Section 4.4 (and, in any event, within ten days thereafter), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

     4.5 Partial Prepayment Pro Rata.

     If at the time any required prepayment or optional prepayment under Section
4.2 or Section 4.3 is due there is more than one Note outstanding, the aggregate principal amount of each required or optional partial prepayment of the Notes shall be allocated among the holders of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes then outstanding, with adjustments, to the extent practicable, to equalize for any prior prepayments not in such proportion.

     4.6 Notation of Notes on Prepayment.

     Upon any partial prepayment of a Note, such Note may, at the option of the holder thereof, be:

            (a) surrendered to the Company pursuant to Section 5.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

            (b) made available to the Company for notation thereon of the portion of the principal so prepaid; or

            (c) marked by such holder with a notation thereon of the portion of the principal so prepaid.

In case the entire principal amount of any Note is paid, such Note shall, if requested in writing by the Company following such payment, be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

     4.7    No Other Prepayments; Acquisition of Notes.

     Except for prepayments made in accordance with this Section 4, the Company may not make any prepayment of principal in respect of the Notes. The Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes. In case the Company does acquire any Notes, such Notes will simultaneously with such acquisition be cancelled, no Notes will be issued in substitution therefor and the aggregate principal amount of the Notes so cancelled will be applied to reduce each of the Scheduled Principal Payments remaining after the date of such acquisition ratably.

     4.8    Payments Generally.

            (a) Manner of Payment. The Company will pay all amounts payable with respect to each Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting, by United States of America federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to such payments. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to Section 5.1.

            (b) Payments Due on Non-Business Days. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due, provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

         (c) Payments, When Received. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

5.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

     5.1  Registration of Notes

     The Company will keep at its office, maintained pursuant to Section 6.16, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof made in accordance with
Section 5.2 and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 5.2.

     5.2  Exchange of Notes

          (a) Exchange of Notes. Upon surrender of any Note at the office of the Company maintained pursuant to Section 6.16, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and, within five Business Days after such surrender, deliver, at the Company's expense (except as provided in Section 5.2(b)), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered
     Note if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred. Notes shall not be transferred in denominations of less than $500,000, provided that a holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes. The Notes have not been registered under the Securities Act and may be resold or otherwise transferred only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and the Company is not required to register the Notes.

          (b) Costs. The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any
     Note issued in substitution or replacement for the surrendered Note. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

     5.3  Replacement of Notes

     Upon receipt by the Company from the registered holder of a Note of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an Institutional Investor or a nominee of an Institutional Investor, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense will execute and, within five Business Days after such surrender, deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     5.4  Issuance Taxes

     The Company will pay all taxes (if any) due in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification, waiver or amendment of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes.

6.   FINANCIAL AND GENERAL COVENANTS

     The Company covenants and agrees that on and after the Closing Date and thereafter for so long as any of its obligations under this Agreement and the Notes shall be outstanding:

     6.1  Operating Cash Flow.

     The Company will not at any time permit the ratio of

          (a) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters of the Company most recently ended at such time to

          (b)   Consolidated Operating Cash Flow for,

                (i) if the period referred to in clause (a) above ended at the end of a fiscal year of the Company, the fiscal year of the Company immediately preceding such fiscal year, or

                (ii) otherwise, the fiscal year of the Company most recently ended at such time,

to be less than 0.85 to 1.0.

     6.2  Cash Coverage Ratio.

     The Company will not at any time permit the ratio of

          (a)   the Liquid Security Amount at such time

to

          (b)   Aggregate Working Capital Indebtedness at such time,

to be less than 1.0 to 1.0.

     6.3 Fixed Charges Coverage Ratio.

     The Company will not at any time permit the Fixed Charges Coverage Ratio for the period of four consecutive fiscal quarters of the Company most recently ended at such time to be less than 1.25 to 1.0.

     6.4  Consolidated Adjusted Debt.

     The Company will not at any time permit the ratio of

          (a)   Consolidated Adjusted Debt at such time

to

          (b) Pro Forma Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters of the Company most recently ended at such time to be greater than 3.0 to 1.0, provided that compliance or non-compliance with this Section 6.4 shall be determined only as of the end of the Company's business on each day on which the Company conducts business.

     6.5  Coverage of Scheduled Debt Payments.

     The Company will not at any time permit the sum of

          (a) the excess of the Liquid Security Amount over Aggregate Working Capital Indebtedness at such time, plus

          (b)   the Aggregate Available Term Advance Amount at such time,

to be less than the aggregate principal amount of Consolidated Adjusted Debt scheduled to become due during the period of six months immediately next following such time.

     6.6  Subsidiary Debt.

     The Company will not at any time permit any Subsidiary to, directly or indirectly, create, incur, assume, guaranty, have outstanding or otherwise be or become directly or indirectly liable for, any Debt other than:

          (a)  Debt of a Subsidiary under its Subsidiary Guaranty Agreement;

          (b) Debt of a Subsidiary outstanding on the Closing Date that is described in Part 6.6(a) of Annex 3, provided that such Debt may not be extended, renewed, refunded or increased in principal amount after the Closing Date;

          (c) Debt of a Subsidiary owed solely to the Company or a Wholly-Owned Subsidiary; and

          (d) Debt of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that

               (i) such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary,

               (ii) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default shall exist, and

               (iii) such Debt may not be extended, renewed, refunded or increased in principal amount after the time such Subsidiary becomes a Subsidiary.

     6.7  Restricted Payments.

     The Company will not, and will not permit any Subsidiary to, at any time declare or make, or incur any liability to declare or make, any Restricted Payment unless immediately after giving effect to such action:

          (a) the Fixed Charges Coverage Ratio for the most recently ended period of four consecutive fiscal quarters of the Company is equal to or greater than 1.75 to 1.0;

          (b) the sum of all Restricted Payments declared or made or obligated to be made during the then-current fiscal quarter of the Company would not exceed 5% of Consolidated Net Income for the most recently ended period of four consecutive fiscal quarters of the Company; and

          (c)  no Default or Event of Default exists or would exist.

     6.8  Restrictions Affecting Subsidiaries.

     The Company will not, and will not permit any Subsidiary to, enter into any agreement that would restrict, or create or otherwise cause or permit to exist or become effective any consensual restriction or encumbrance on, the ability or right of any Subsidiary to:

          (a) pay dividends or make any other Distributions on any Subsidiary's Capital Stock, to the Company or, if such Subsidiary is not directly owned by the Company, the parent Subsidiary of such Subsidiary;

          (b)  pay any Debt owed to the Company or any other Subsidiary;

          (c) make any loans, advances or capital contributions to the Company or any other Subsidiary; or

          (d)  Transfer any of its Property to the Company or any other
     Subsidiary;

provided that the restrictions described in Part 6.8 of Annex 3 existing on the Closing Date may remain in effect after the Closing Date so long as such restrictions are not amended or otherwise modified in any manner that causes them to be more restrictive in respect of any of the foregoing matters than as an effect on the Closing Date.

     6.9  Asset Dispositions.

     Except as permitted under Section 6.11 the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

          (a) in the good faith opinion of the Company, such Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the Property exchanged and is in the best interest of the Company or such Subsidiary;

          (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default exists or would exist; and

          (c) immediately after giving effect to such Asset Disposition, the Disposition Value of all Property that was the subject of any Asset Disposition occurring in the period of four fiscal quarters of the Company then next ending would not exceed $2,000,000 (provided that, in the case of an Asset Disposition of all of the Subsidiary Stock issued by, or all or substantially all of the Property of, Check Express Finance, Inc., a Florida corporation, the Disposition Value of such Subsidiary Stock or such Property shall be excluded for purposes of determining compliance with this clause (c)).

If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with clause (c) of this Section 6.9 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition. You agree, and each other holder of Notes by its acceptance of any Note shall be deemed to have agreed, that upon demonstration (including, without limitation, by delivery to each holder of Notes of reasonably detailed calculations) by the Company to your or such other holder's satisfaction that any Asset Disposition in respect of specified items or portions of Property constituting Collateral is in compliance with the requirements of this Section 6.9 (and, if applicable, Section 6.10) you or such other holder will, if requested by the Company in writing to do so, promptly instruct the Trustee that you have, or such holder has, approved the release of the Trustee's security interest in such specified items or portions of the Collateral, in accordance with Section 7.1(b) of the Collateral Trust Agreement.

     6.10   Disposal of Ownership of a Subsidiary.

     The Company will not, and will not permit any Subsidiary to, Transfer any shares of Subsidiary Stock, nor will the Company permit any Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

            (a)  the issuance of directors' qualifying shares by any Subsidiary;

            (b) any such Transfer of Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

            (c) the Transfer of all of the Subsidiary Stock of a Subsidiary owned by the Company and the other Subsidiaries if:

                 (i)    such Transfer satisfies the requirements of Section 6.9,

                 (ii) in connection with such Transfer the entire Investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Subsidiaries in such Subsidiary is sold, transferred or otherwise disposed of to a Person other than (A) the Company, (B) another Subsidiary not being simultaneously disposed of, or (C) an Affiliate, and

                 (iii) the Subsidiary being disposed of has no continuing Investment in any other Subsidiary not being simultaneously disposed of or in the Company.

     6.11   Consolidation or Merger.

     The Company will not consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its Property in a single transaction or series of transactions to any Person, provided that the foregoing restriction does not apply to the consolidation or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all of the Property of the Company in a single transaction or series of transactions to, any Person so long as:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

            (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing

     Documents, and the Company shall have caused to be delivered to each holder of Notes an opinion of independent counsel of recognized national standing or of Gardere & Wynne, L.L.P. or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of the Financing Documents and to the effect that after giving effect to such transaction the Liens of the Trustee under the Security Documents remain valid, enforceable and perfected in accordance with the requirements of the Security Documents; and

           (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 6.11 from its liability under the Financing Documents.

     6.12  Liens.

           (a) Negative Pledge. The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any Property of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                 (i) Taxes, etc. -- Liens for property taxes, assessments or governmental charges or levies or the claims or demands of materialmen and mechanics made or incurred in the ordinary course of business of the Company or such Subsidiary, provided that the payment thereof is not at the time required by Section 6.14;

                 (ii) Judicial Liens -- any attachment or judgment Lien, provided that

                        (A) the execution or other enforcement of such Lien is effectively stayed, and

                        (B) the claims secured thereby are being actively and diligently contested in good faith (within the applicable time for initial contest, appeal or petition for rehearing) and by appropriate proceedings and appropriate book reserves shall have been established and maintained and shall exist with respect thereto;

                 (iii) Ordinary Course Business Liens -- Liens incurred or deposits made incidental to the conduct of business or the ownership of Property by the Company or such Subsidiary

                        (A) in connection with workers' compensation, unemployment insurance and other types of social security and retirement benefits and similar benefits,

                        (B) to secure claims or demands of warehousemen, attorneys and landlords, and

                        (C) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety bonds, indemnity bonds and performance bonds (of a type other than set forth in Section 6.12(a)(ii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                 (iv) Certain Encumbrances -- Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances are incidental to the conduct of business or the ownership of Property by the Company and such Subsidiary and do not in the aggregate detract from the value of such Properties or interfere with the use of such Property in the ordinary conduct of the business of the Company and the Subsidiaries in a manner that has or could reasonably be expected to have a Material Adverse Effect;

                 (v) Intragroup Liens -- Liens on Property of a Subsidiary, provided that such Liens secure only obligations owing to the Company or to a Wholly-Owned Subsidiary;

                 (vi) Purchase Money Liens -- Liens on Property of the Company created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of Property acquired by the Company after the Closing Date (including Liens existing on such Property at the time of the Company's acquisition thereof), provided that

                       (A) any such Lien shall attach solely to the item or items of such Property so acquired,

                       (B) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 80% of the lesser of (1) the cost to the Company of the Property so acquired and (2) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such Property at the time of such acquisition, and

                       (C) any such Lien shall be created contemporaneously with, or within 90 days after, the acquisition of such Property;

                 (vii) Closing Date Liens -- Liens in existence on the Closing Date, provided that such Liens are described in Part 6.12(a)(vii) of Annex 3; and

               (viii) Other Liens -- Liens of the Trustee under the Security Documents securing the Notes and the other Secured Debt.

     Nothing in this Section 6.12(a) shall be construed to permit the incurrence or existence of any Debt or any other obligation not otherwise permitted by this Agreement. Nothing in this Agreement that permits the incurrence or existence of any Debt or other obligation shall be construed to permit the incurrence or existence of a Lien securing such Debt unless such Lien is permitted by this Section 6.12(a).

          (b) Equal and Ratable Lien; Equitable Lien. In case any Property shall be subjected to a Lien in violation of this Section 6.12, the Company will immediately make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of a Note an opinion, satisfactory in form and substance to the Required Holders, of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of Notes may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. A violation of this
     Section 6.12 will constitute an Event of Default, whether or not any such provision is made pursuant to this Section 6.12(b).

     6.13 Transactions with Affiliates and Franchisees.

          (a) Affiliates. The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into or be a party to any Material transaction or arrangement or Material group of related transactions or arrangements (including, without limitation, the purchase from, sale to or exchange of Property with or the rendering of any service by or for) with any Affiliate, except:

               (i) in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's existing or proposed business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; and

               (ii) employment agreements entered into and obligations incurred in connection with such employment agreements, in each case, in the ordinary course of business of the Company or such Subsidiary.

     For purposes of this Section 6.13(a), any transaction or arrangement or group of related transactions or arrangements shall be deemed to be "Material" if the aggregate of the Affiliate Transaction Amounts in respect of all such transactions and arrangements collectively during the period commencing with the Closing Date and ending with the most recent such transaction or arrangement exceeds $1,000,000.

          (b) Franchisees. Without limitation of Section 6.13(a), the Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into or be a party to any transaction or arrangement or group of related transactions or arrangements (including, without limitation, the purchase from, sale to or exchange of Property with or the rendering of any service by or for) with any Franchisee, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's existing or proposed business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not a Franchisee, provided that the Company and the Subsidiaries need not make any profit on any such transaction or arrangement with any Franchisee so long as the consideration received by the Company and the Subsidiaries in any such transaction or arrangement is at least sufficient to cover the expenses and costs incurred by the Company and the Subsidiaries in connection with such transaction or arrangement.

     6.14 Payment of Taxes and Claims.

     The Company will, and will cause each of the Subsidiaries to, pay before they become delinquent,

          (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, attorneys, landlords and other like Persons that, if unpaid, might result in the creation of a statutory, regulatory or common law Lien upon its Property, provided, that items of the foregoing description need not be paid so long as such items are being actively contested in good faith and by appropriate proceedings, appropriate book reserves have been established and maintained with respect thereto, and such items, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.15 Maintenance of Properties; Corporate Existence; etc.

     The Company will, and will cause each of the Subsidiaries to:

          (a) Property -- maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto, provided that this Section 6.15 shall not prevent the Company or any such Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected to have a Material Adverse Effect;

          (b) Insurance -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

          (c) Financial Records -- keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the Properties and business thereof, and which will permit the production of financial statements in accordance with GAAP;

          (d) Corporate Existence and Rights -- do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights (charter and statutory) and corporate franchises except as permitted by Section 6.11; and

          (e) Compliance with Law -- comply with all laws, ordinances and governmental rules and regulations to which it is subject (including, without limitation, Environmental Laws, the Occupational Safety and Health Act of 1970, as amended, and all related rules and regulations) and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.16 Payment of Notes and Maintenance of Office.

     The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company as provided in Section 11.1 where notices, presentations and demands in respect of the Financing Documents may be made upon it. Such office will be maintained at such address until such time as the Company notifies the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

     6.17 Plans.

          (a) Compliance. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Plan, comply with all applicable provisions of ERISA and the IRC, except for such failures to comply that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Prohibited Actions. The Company will not, and will not permit any ERISA Affiliate to:

               (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty;

               (ii) incur with respect to any Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

               (iii) terminate any Plan in a manner that could result in the imposition of a Lien on the Property of the Company or any of the Subsidiaries pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

               (iv)  fail to make any payment required by section 515 of ERISA;

               (v) incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan; or

               (vi) incur any liability or suffer the existence of any Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC, if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time could reasonably be expected to have a Material Adverse Effect.

     6.18 Lines of Business.

     The Company will not, and will not permit any Subsidiary to, engage to any substantial extent in any business other than the businesses in which the Company and the Subsidiaries are engaged on the Closing Date as described in the Placement Memorandum and businesses reasonably related thereto or in furtherance thereof (including, without limitation, the business of issuing money orders). All or substantially all of the business of the Company and the Subsidiaries will at all times be conducted in, and all or substantially all of the Properties of the Company and the Subsidiaries will at all times be located in, the United States of America and Canada.

     6.19 Private Offering.

     The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

     6.20 Limitation on AMEX Term Advances, etc.

     The Company will not at any time permit

          (a) the aggregate principal amount of the Revolving Commitment Advances (as such term is defined in the Collateral Trust Agreement) to exceed $18,500,000, or

          (b) the aggregate principal amount of advances or loans by any Beneficiary (as such term is defined in the Collateral Trust Agreement) to the Company to exceed the limitation agreed to by such Beneficiary pursuant to Section 8.9(c)(Z) of the Collateral Trust Agreement.

     6.21 Permitted Subsidiaries.

     Notwithstanding anything else in this Agreement to the contrary, the Company will not at any time have any Subsidiary that is not a Permitted Subsidiary.

7.   INFORMATION COVENANTS

     7.1  Financial and Business Information.

     The Company will deliver to each holder of Notes:

          (a) Quarterly Financial Statements -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within 45 days thereafter,

               (i) a consolidated balance sheet as at the end of such quarter, and

               (ii) consolidated statements of earnings, shareholders' equity and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, for the Company and the Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by a Senior Financial Officer, and accompanied by the certificate required by Section 7.3, provided, that delivery of copies of the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 7.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 7.1(a);

          (b) Annual Financial Statements -- as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter,

               (i) a consolidated balance sheet as at the end of such year, and

               (ii) consolidated statements of earnings, shareholders' equity and cash flows for such year,

     for the Company and the Subsidiaries, setting forth, in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an audit report thereon of independent certified public accountants of recognized national standing, which report shall state without qualification, that such financial statements have been prepared and are in conformity with GAAP,

               (B) a certification by a Senior Financial Officer that such consolidated statements are complete and correct, and

               (C)   the certificates required by Section 7.3 and Section 7.4,

     provided that the delivery of the Company's Annual Report on Form 10-K for such fiscal year filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 7.1(b) so long as such Annual Report contains or is accompanied by the reports and other information otherwise specified in this Section 7.1(b);

          (c)  SEC and Other Reports promptly upon their becoming available,

               (i) each financial statement, report, notice or proxy statement sent by the Company or any of the Subsidiaries to stockholders generally,

               (ii) each regular or periodic report (including, without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Company or any of the Subsidiaries with the Securities and Exchange Commission (and any successor agency), and

               (iii) all press releases and other statements made available by the Company or any Subsidiary to the public concerning material developments in the business of the Company or the Subsidiaries;

          (d) Notice of Default or Event of Default within five Business Days of becoming aware

               (i) of the existence of any condition or event that constitutes a Default or an Event of Default, or

               (ii) that the holder of any Note, or of any Debt of the Company or any of the Subsidiaries, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default, a notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such holder and what action the Company is taking or proposes to take with respect thereto;

          (e) Term Advances within five Business Days of the Company becoming liable with respect to any Revolving Commitment Advance (as such term is defined in the Collateral Trust Agreement) under the AMEX Documents, or with respect to any other Term Advance, a certificate of a Senior Financial Officer, setting forth the financial information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 6.4, 6.5 and 6.20 (in each case where such Section imposes numerical financial requirements) immediately after giving effect to such Revolving Commitment Advance or other Term Advance;

          (f)  ERISA

               (i) within five Business Days of becoming aware of the occurrence of any "reportable event" (as such term is defined in section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations of the Department of Labor, or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) in connection with any Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

               (ii)  prompt notice of and, where applicable, a description of

                     (A) any notice from the PBGC in respect of the commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Plan or for the appointment of a trustee to administer any Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof,

                     (B) the placement of any Multiemployer Plan in
               reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith, or

                     (C) the occurrence of any event, transaction or condition
               that could result in the incurrence of any liability of the Company or any ERISA Affiliate or the imposition of a Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC, provided that the Company shall not be required to deliver any such notice at any time when the aggregate amount of the actual or potential liability of the Company and the Subsidiaries in respect of all such events at such time could not reasonably be expected to have a Material Adverse Effect;

          (g) Auditor's Reports each report submitted to the Company or any of the Subsidiaries by independent accountants (including, without limitation, each management letter) in connection with any annual, interim or special audit made of the books of the Company or any of the Subsidiaries;

          (h) Actions, Proceedings promptly after the commencement of any action or proceeding relating to the Company or any of the Subsidiaries in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (i) Notices from Governmental Authority promptly, and in any event within five Business Days of receipt thereof, copies of any notice to the Company or any of the Subsidiaries from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (j) Other Creditors promptly upon the request of any holder of Notes, copies of any statement, report, certificate, notice or other item furnished to any holder of Debt of the Company or any of the Subsidiaries (including, without limitation, monthly financial statements and any other items furnished to AMEX pursuant to the AMEX Documents) to the extent that the information contained in such statement, report, certificate, notice or other item has not already been delivered to each holder of Notes;

          (k) Rule 144A promptly upon the request of any holder of Notes, information required to comply with 17 CFR (S)230.144A, as amended from time to time; and

          (l) Requested Information with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, Properties or prospects of the Company or any of the Subsidiaries or relating to the ability of the Company to perform its obligations under the Financing Documents as from time to time may be reasonably requested by any such holder of Notes.

     7.2  Reports to NAIC

     Concurrently with the delivery to each holder of Notes of each of the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q pursuant to Section 7.1(c), the Company will deliver (or, in consultation with the holder of Notes holding the greatest aggregate principal amount of Notes, cause to be delivered) a copy thereof to: Securities Valuation Office, National Association of Insurance Commissioners, 7 World Trade Center, 19th Floor, New York, New York 10048.

     7.3  Officer's Certificates

     Each set of financial statements delivered to each holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer, setting forth:

          (a) Covenant Compliance the financial information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 6 (in each case where such Section imposes numerical financial requirements) as of the end of the period covered by the financial statements then being furnished (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default a statement that the signer has reviewed the relevant terms of the Financing Documents and has made, or caused to be made, under his or her supervision or authority, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     7.4  Accountants' Certificates

     Each set of annual financial statements delivered pursuant to Section 7.1(b) shall be accompanied by a certificate of the accountants who were engaged to audit such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

     7.5  Inspection

     The Company will permit the representatives of each holder of Notes to visit and inspect any of the Properties of the Company or any of the Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested. Expenses incurred by the holders of the Notes in connection with this Section 7.5 shall be paid in accordance with Section 11.6.

8.   EVENTS OF DEFAULT

     8.1  Nature of Events.

     An "Event of Default" shall exist if any one or more of the following occurs and is continuing at any time:

          (a) Principal or Make-Whole Amount Payments -- the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due;

          (b) Interest Payments -- the Company shall fail to make any payment of interest on any Note on or before five days after the date such payment is due;

          (c) Particular Covenant Defaults -- the Company shall fail to comply with any covenant contained in Section 6.1 through Section 6.7, inclusive,
     Section 6.9 through Section 6.12, inclusive, Section 6.20, or Section
     7.1(d);

          (d) Other Defaults -- the Company or any Subsidiary shall fail to comply with any other provision of any Financing Document, and such failure shall continue for more than 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company and (ii) the date on which the Company shall have received written notice of such failure from any holder of Notes or any representative thereof;

          (e) Warranties or Representations -- any warranty, representation or other statement by or on behalf of the Company or any Subsidiary contained in any Financing Document, or in any certificate, instrument or written statement furnished in compliance with or in reference to any Financing Document, shall have been false or misleading in any material respect when made or deemed made;

          (f) Security Document Defaults -- an "Event of Default" as such term is defined under any Security Document shall have occurred and be continuing;

          (g)  Default on Debt --

               (i) the Company or any Subsidiary shall fail to make any payment on any Debt (including, without limitation, any Working Capital Indebtedness) when due, whether such Debt is due by its scheduled terms, by demand, by acceleration, as a result of a termination or otherwise; or

               (ii) any event shall occur or any condition shall exist in respect of any Working Capital Indebtedness of the Company or any Subsidiary, or under any agreement securing or relating to any such Working Capital Indebtedness, that immediately or with any one or more of the passage of time, the giving of notice or the expiration of waivers or modifications granted in respect of such event or condition:

                     (A) causes such Working Capital Indebtedness, or a portion thereof, to become due before its stated maturity or before its regularly scheduled date or dates of payment; or

                     (B) permits any one or more of the holders thereof or a
               trustee therefor to require the Company or any Subsidiary to repurchase such Debt from such holder and such one or more holder or trustee makes a demand to, or otherwise requires, the Company or any Subsidiary to so repurchase such Working Capital Indebtedness; or

               (iii) any event shall occur or any condition shall exist in respect of any Debt (other than Working Capital Indebtedness) of the Company or any Subsidiary, or under any agreement securing or relating to any such Debt, that immediately or with any one or more of the passage of time, the giving of notice or the expiration of waivers or modifications granted in respect of such event or condition:

                     (A) causes (or permits any one or more of the holders
               thereof or a trustee therefor to cause) such Debt, or a portion thereof, to become due before its stated maturity or before its regularly scheduled date or dates of payment; or

                     (B) permits any one or more of the holders thereof or a
               trustee therefor to require the Company or any Subsidiary to repurchase such Debt from such holder;

     provided that the aggregate amount of all obligations in respect of all such Debt referred to in this clause (g) exceeds at such time $1,000,000;

          (h)  Involuntary Bankruptcy Proceedings --

               (i) a receiver, administrator, examiner, liquidator, custodian, trustee or similar official in respect of the Company or any Subsidiary or in respect of all or any part of the Property of the Company or any Subsidiary shall be appointed by order of a court or other Governmental Authority and such order shall remain in effect for more than 60 days, or an order for relief shall be entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent;

               (ii) any of the Property of the Company or any Subsidiary shall be attached or sequestered by court order and such order shall remain in effect for more than 60 days from the date of its entry and shall not have been discharged in full or stayed; or

               (iii) a petition shall be filed against the Company or any Subsidiary under any bankruptcy, administration, examinership, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within 60 days after such filing;

          (i) Voluntary Petitions -- the Company or any Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, administration, examinership, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law;

          (j) Assignments for Benefit of Creditors, etc. -- the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, administrator, examiner, liquidator, custodian, trustee or similar official in respect of the Company or any Subsidiary or in respect of all or any part of the Property of the Company or any Subsidiary; or

          (k) Undischarged Final Judgments -- a final judgment, decree or other order or final judgments, decrees or other orders for the payment of money aggregating in excess of $1,000,000 shall be outstanding against any one or more of the Company or the Subsidiaries and any one of such judgments shall have been outstanding for more than 30 days from the date of its entry and shall not have been discharged or vacated in full or stayed.

     8.2  Default Remedies.

          (a)  Acceleration on Event of Default.

               (i) If an Event of Default specified in clause (h), clause (i) or clause (j) of Section 8.1 shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon and the Make-Whole Amount (as of the date such Notes first become due and payable), if any, with respect to such principal amount of such Notes, and all other amounts owing by the Company under the Notes and this Agreement, in each case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

               (ii)  If an Event of Default other than those specified in clause
          (h), clause (i) and clause (j) of Section 8.1 shall exist, the holders of at least 25% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, immediately due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall immediately pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by applicable law, the Make-Whole Amount on the date of such declaration with respect to such principal amount of such Notes, and all other amounts owing by the Company under the Notes and this Agreement.

          (b) Acceleration on Payment Default. During the existence of an Event of Default described in Section 8.1(a) or Section 8.1(b), and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii), any holder of Notes that shall have not consented to any waiver with respect to such Event of Default may, at such holder's option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, immediately due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall immediately pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by applicable law, the Make-Whole Amount (as of the date of such declaration), if any, with respect to such principal amount of such Notes, and all other amounts owing by the Company under the Notes and this Agreement.

          (c) Valuable Rights. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          (d) Other Remedies. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii) and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any holder of Notes may proceed to protect and enforce its rights under the Financing Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted under any Financing Document, provided that the maturity of such holder's Notes may be accelerated only in accordance with Section 8.2(a) and Section 8.2(b).

          (e) Security Documents. The holders of Notes shall be entitled to all of the rights, benefits and remedies provided in the Security Documents.

          (f) Nonwaiver; Cumulative Rights, etc. No course of dealing on the part of any holder of Notes or the Trustee nor any delay or failure on the part of any holder of Notes or the Trustee to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. All rights and remedies of each holder of Notes and the Trustee under the Financing Documents and under applicable law are cumulative to, and not exclusive of, any other rights or remedies any such holder of Notes or the Trustee would otherwise have.

     8.3  Annulment of Acceleration of Notes.

     If a declaration is made pursuant to Section 8.2(a)(ii), then and in every such case, the holders of at least 76% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or to the Notes;

          (b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes that shall have become due and payable by reason of such declaration under Section 8.2(a)(ii)) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been waived pursuant to Section 11.5 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

9.   INTERPRETATION OF AGREEMENT

     9.1  Terms Defined.

     As used herein, the following terms have the respective meanings set forth below or as otherwise specified below:

          Affiliate -- means a Person (other than a Wholly-Owned Subsidiary)

               (a) that directly or indirectly Controls, or is Controlled by, or is under common Control with, the Company,

               (b) that beneficially owns 10% or more of the Voting Stock of the Company, or

               (c) 10% or more of the Voting Stock (or in the case of a Person that is not a corporate entity, 10% or more of the equity interest) of which is owned by one or more of the Company and the Subsidiaries.

     As used in this definition,

               Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Affiliate Transaction Amount -- means, for any period, with respect to any transaction or arrangement by the Company or any Subsidiary with any Affiliate, an amount equal to the greater of

               (a) $0, and

               (b) the remainder of

                   (i) the aggregate value that would have been obtained by the Company or such Subsidiary during such period in such transaction or arrangement assuming such transaction or arrangement had been entered into upon fair and reasonable terms with a Person other than an Affiliate, minus

                   (ii) the aggregate actual value obtained by the Company or such Subsidiary in connection with such transaction or arrangement during such period,

     all as determined in accordance with sound financial practices.

          Aggregate Available Term Advance Amount -- means, at any time, and with respect to any period of six months immediately next following such time, the aggregate principal amount (without duplication) of unused credit available to be drawn upon by the Company at such time under one or more agreements providing for Term Advances to the Company, each satisfying the following conditions:

               (a) such Term Advances are to be made by AMEX or any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any venture capital company, any insurance company or any other similar financial institution or entity, regardless of legal form, but in each case other than any Subsidiary or Affiliate of the Company;

               (b) the maturity date or dates of each required principal payment of the Debt in respect of the portion of each such Term Advance that shall constitute a portion of the Aggregate Available Term Advance Amount shall be after the end of such period of six months;

               (c) the agreement or agreements providing for such Term Advances do not contain any provision or provisions permitting the provider or providers of such Term Advances to refuse to make such Term Advances solely at the discretion of such provider or providers or upon the occurrence or existence of one or more adverse or materially adverse events or circumstances with respect to the Company or its Subsidiaries; and

               (d) at such time no default or event of default or similar condition exists under the terms of the agreement or agreements providing for such Term Advances and the terms of such agreement or agreements at such time permit the Company to draw upon such Term Advances.

          Aggregate Working Capital Indebtedness -- means, at any time, the sum (without duplication) of all Working Capital Indebtedness of the Company and the Subsidiaries outstanding at such time.

          Agreement, this -- means this agreement, as it may be amended, restated or otherwise modified from time to time.

          AMEX -- means, collectively, American Express Travel Related Services Company, Inc. and First Data Corporation and their respective successors and assigns.

          AMEX Documents -- means, collectively, the Master Agreement (as such term is defined in the first recital paragraph of the Security Agreement), the AMEX Security Agreement (as such term is defined in the third recital paragraph of the Security Agreement) and any other agreements or instruments executed by the Company or by AMEX in connection therewith, in each case as may be amended, restated or otherwise modified from time to time.

          Asset Disposition -- means any Transfer except:

               (a) any

              (i) Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary (including, without limitation, any dissolution of a Subsidiary, Transfer of Subsidiary Stock issued by a Subsidiary or other transaction in which the Property of a Subsidiary or the Subsidiary Stock issued by a Subsidiary is Transferred to the Company or a Wholly-Owned Subsidiary); and

              (ii)  Transfer from the Company to a Wholly-Owned Subsidiary;

     so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

          (b) any Transfer made in the ordinary course of business and involving only Property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of the Subsidiaries or that is obsolete.

     Business Day -- means any day other than a Saturday, a Sunday or a day on which commercial banks in Des Moines, Iowa or New York, New York are required or authorized to be closed.

     Capital Lease -- means a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     Capital Stock -- means any class of capital stock, share capital or similar equity interest of a Person.

     Change in Control -- means, at any time, the acquisition by any Person or group of Persons, directly or indirectly, of

          (a) the beneficial ownership of more than 50% of the total voting power of the then outstanding Voting Stock of the Company (as adjusted by stock splits, stock dividends or similar events), or

          (b) all or substantially all of the Properties and assets of the Company,

in each case through merger, consolidation, Transfer of Property or otherwise. For purposes of this definition, "group of Persons" shall mean two or more Persons that are acting together or in concert as a partnership, limited partnership, syndicate or other group for the common purpose of directly or indirectly acquiring, holding or disposing of Securities of an issuer or Property of any Person.

     Closing -- is defined in Section 1.2(b).

     Closing Date -- is defined in Section 1.2(b).

     Collateral -- is defined in Section 1.5 of the Security Agreement.

     Collateral Trust Agreement -- means the Collateral Trust Agreement, dated as of November 15, 1996, among the Company, AMEX, you and the Trustee, as such agreement may be amended, restated or otherwise modified from time to time.

     Company -- is defined in the introductory paragraph.

     Consolidated Adjusted Debt -- means, at any time, the total of all Debt of the Company and the Subsidiaries outstanding at such time (excluding, however, Aggregate Working Capital Indebtedness), after eliminating all offsetting debits and credits between the Company and the Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Subsidiaries in accordance with GAAP.

     Consolidated Earnings Available for Fixed Charges -- means, for any period, the sum of

          (a) Consolidated Net Income for such period, plus

          (b) the amount of all Consolidated Interest Charges, income taxes, depreciation, amortization and Consolidated Lease Rentals, but only to the extent deducted in the determination of Consolidated Net Income for such period.

     Consolidated Fixed Charges -- means, for any period, the sum of

          (a) Consolidated Interest Charges for such period, plus

          (b) Consolidated Lease Rentals for such period.

     Consolidated Interest Charges -- means, for any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and the Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Subsidiaries in accordance with
GAAP):

          (a) all interest in respect of Debt of the Company and the Subsidiaries (including, without limitation, Aggregate Working Capital Indebtedness and imputed interest on Capital Leases) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, but excluding any dividends in respect of Mandatorily Redeemable Preferred Stock, plus

          (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

     Consolidated Lease Rentals -- means, for any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal Property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that if, at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (a) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (b) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer on a reasonable basis and in good faith.

     Consolidated Net Income -- means, for any period, the net income (or net loss) (before extraordinary gains but after extraordinary losses) of the Company and the Subsidiaries for such period after deducting, without duplication, all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes), and all other proper deductions, all in accordance with GAAP on a consolidated basis, provided that there shall be excluded:

          (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is consolidated or merged with or into the Company or a Subsidiary, and the income (or loss) of any Person, all or substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition; and

          (b) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, or (iii) any discontinued operations or the disposition thereof.

     Consolidated Operating Cash Flow -- means, for any period, the sum of

          (a) Consolidated Net Income for such period, plus

          (b) the amount of all interest expenses, depreciation, amortization, income taxes, deferred items and other non-cash expenses of the Company and the Subsidiaries, but only to the extent deducted in the determination of Consolidated Net Income for such period.

     Control Notice Event -- means:

          (a) the execution by the Company or any Subsidiary or Affiliate of any letter of intent or similar agreement with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, could reasonably be expected to result in a Change in Control;

          (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control; or

          (c) the making of any written offer by any Person or group of Persons to the holders of the Voting Stock of the Company which offer, if accepted by the requisite number of such holders, would result in a Change in Control.

For purposes of this definition, "group of Persons" shall mean two or more Persons that are acting together or in concert as a partnership, limited partnership, syndicate or other group for the common purpose of directly or indirectly acquiring, holding or disposing of Securities of an issuer or Property of any Person.

     Control Prepayment Date -- is defined in Section 4.4(a).

     Debt -- means, at any time, with respect to any Person (without duplication):

          (a) its liabilities for borrowed money and its redemption obligations in respect of Mandatorily Redeemable Preferred Stock;

          (b) its Working Capital Indebtedness;

          (c) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

          (d) all liabilities in respect of Capital Leases of such Person;

          (e) all liabilities secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (f) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money, but excluding any such liabilities in respect of letters of credit issued solely for purposes of supporting payment of current accounts payable arising in the ordinary course of such Person's business);

          (g) its liabilities under so-called "take-or-pay" contracts and other similar agreements; and

          (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) of this definition.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     Debt Prepayment Application -- means, with respect to any Transfer of Property, the application by the Company or the Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Debt constituting a portion of Consolidated Adjusted Debt (other than any such Debt owing to the Company, any of the Subsidiaries or any Affiliate and other than any such Debt in respect of any revolving credit or similar credit facility providing the Company or any of the Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of such Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Debt).

     Default -- means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     Disposition Value -- means, at any time, with respect to any Property

          (a) in the case of Property that does not constitute Subsidiary Stock, the greater of (i) the book value thereof or (ii) the Fair Market Value thereof (such greater amount, for purposes of this definition, with respect to any Property, the "Relevant Value"), in either case valued at the time of such disposition in good faith by the Company, and

          (b) in the case of Property that constitutes Subsidiary Stock, an amount equal to that percentage of the Relevant Value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the Relevant Value of such Subsidiary Stock represents of the Relevant Value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     Distribution -- means, in respect of any corporation, association or other business entity:

          (a) dividends or other distributions or payments on Capital Stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

          (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests).

     Environmental Laws -- means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including, but not limited to, those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     ERISA Affiliate -- means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the IRC.

     Event of Default -- is defined in Section 8.1.

     Exchange Act -- means the Securities Exchange Act of 1934, as amended.

     Fair Market Value -- means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     Financing Documents -- means this Agreement, the Notes and the Security Documents.

     Fixed Charges Coverage Ratio -- means, for any period, the ratio of

          (a) Consolidated Earnings Available for Fixed Charges for such period to

          (b) Consolidated Fixed Charges for such period.

     Franchisee -- means any Person who or that is a franchisee of the Company or of any Subsidiary.

     GAAP -- means generally accepted accounting principles as in effect from time to time in the United States of America.

     Governmental Authority -- means

          (a)  the government of

               (i) the United States of America or any state or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or that asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     Guaranty -- means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     Institutional Investor -- means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any venture capital company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     Investment -- means any investment, made in cash or by delivery of Property, by the Company or any Subsidiary

          (a) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or

          (b)  in any Property.

     IRC -- means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     Lien -- means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any Property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     Liquid Security Amount -- means, at any time, the sum at such time of

          (a) the amount of the Company's collected balances and uncollected balances (represented by provisional credits) in all bank accounts, deposits in transit (representing no more than one day's volume of checks cashed during weekday operations and no more than three days' volume of checks cashed during weekend and holiday operations), other cash equivalents, negotiable instruments (other than consumer loans) and other liquid assets (at their Fair Market Value if less than their face value, and otherwise at their face value), plus

          (b) the amount of currency on hand at the Company's check-cashing locations,

but in any event excluding the aggregate sum of any cash that the Company is prevented by agreement from pledging to any Person.

     Make-Whole Amount -- means with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          Called Principal -- means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 4.3 or Section 4.4 or has become or is declared to be immediately due and payable pursuant to
     Section 8.2, as the context requires.

          Discounted Value -- means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          Reinvestment Yield -- means, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          Remaining Average Life -- means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          Remaining Scheduled Payments -- means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 4.3,
     Section 4.4 or Section 8.2.

          Settlement Date -- means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 4.3 or Section 4.4 or has become or is declared to be immediately due and payable pursuant to Section 8.2, as the context requires.

     Mandatorily Redeemable -- means, with respect to the Capital Stock of any Person, each share of such Person's Capital Stock that is:

          (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or

          (b) convertible into other Mandatorily Redeemable Capital Stock.

     Material -- means material in relation to the business, operations, affairs, financial condition or Properties of the Company and the Subsidiaries taken as a whole.

     Material Adverse Effect -- means a material adverse effect on

          (a) the business, operations, affairs, financial condition or Properties of the Company and the Subsidiaries taken as a whole,

          (b) the ability of the Company to perform its obligations under any of the Financing Documents,

          (c) the validity or priority of any Lien in favor of the Trustee for the benefit of the holders of the Notes and the holders of the other Secured Debt, or the relative priority of any claim or right to any distribution of the holders of the Notes, under any of the Financing Documents, or

          (d) the validity or enforceability of any of the Financing Documents.

     Multiemployer Plan -- means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     Net Proceeds Amount -- means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     Notes -- is defined in Section 1.1.

     PBGC -- means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     Permitted Subsidiary -- means each Subsidiary in existence on the Closing Date (as set forth in Part A.3(a) of Annex 3), or a single Subsidiary created or acquired after the Closing for the purpose of engaging in the business of issuing money orders, provided that:

          (a) each such Subsidiary shall at all times be a guarantor under a Subsidiary Guaranty Agreement;

          (b) with respect to each such Subsidiary, at any time,

              (i) the portion of Consolidated Operating Cash Flow, determined for the then most recently ended period of four consecutive fiscal quarters of the Company, attributable to such Subsidiary pursuant to GAAP is not greater than 1% (or 3.5% in the case of Check Express Finance, Inc., a Florida corporation), and

              (ii) the portion of the consolidated total assets of the Company and the Subsidiaries, determined as of the end of the then most recently ended fiscal quarter of the Company, attributable to such Subsidiary pursuant to GAAP is not greater than 1% (or 3.5% in the case of Check Express Finance, Inc., a Florida corporation); and

          (c) with respect to all such Subsidiaries, at any time,

              (i) the portion of Consolidated Operating Cash Flow, determined for the then most recently ended period of four consecutive fiscal quarters of the Company, attributable to all such Subsidiaries pursuant to GAAP is not greater than 5%, and

              (ii) the portion of the consolidated total assets of the Company and the Subsidiaries, determined as of the end of the then most recently ended fiscal quarter of the Company, attributable to all such Subsidiaries pursuant to GAAP is not greater than 5%.

Notwithstanding the foregoing, if the Property (or such portion of the Property as shall be agreed to by the Required Holders) of a single Subsidiary created or acquired after the Closing for the purpose of engaging in the business of issuing money orders shall have been made, and shall remain, subject to a first priority Lien in favor of the Trustee for the benefit of the holders of Notes and other Beneficiaries (as such term is defined under the Collateral Trust Agreement) on such terms and conditions, and pursuant to such agreements and instruments, as shall have been approved by the Required Holders, and the Company shall have caused to be delivered to each holder of a Note an opinion, satisfactory in form and substance to the Required Holders, of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, then such single Subsidiary shall be deemed to be a Permitted Subsidiary and the portions of Consolidated Operating Cash Flow contributed by such single Subsidiary, and the portions of consolidated total assets attributable to such Subsidiary, shall be excluded for purposes of determining compliance with the foregoing clause (c) of this definition.

     Person -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Placement Agent -- means Montgomery Securities.

     Placement Memorandum -- means the Confidential Private Placement Memorandum, dated June 1996, furnished in connection with the placement of the Notes, including, without limitation, all exhibits, schedules, appendices and other attachments thereto.

     Plan -- means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     Preferred Stock -- means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or other equity distributions or the payment of any amount upon liquidation or dissolution of such Person.

     Pro Forma Consolidated Operating Cash Flow -- means, for any period of four consecutive fiscal quarters of the Company, and in connection with any determination under Section 6.4, Consolidated Operating Cash Flow for such period, calculated giving effect to pro forma adjustments in accordance with 17 CFR 210.11-01 and 17 CFR 210.11-02 (as in effect on the Closing Date) (for purposes of this definition, the "Applicable Regulations") with respect to any acquisitions or divestitures of Property (but not any other transactions) of the Company and the Subsidiaries that occurred during such period of four consecutive fiscal quarters of the Company or after the end of such period but at or before the time as of which Consolidated Adjusted Debt is being determined for purposes of Section 6.4, provided that if no such acquisitions or divestitures occurred during the relevant periods referred to above, or if the Applicable Regulations would otherwise not require any such pro forma adjustments, Pro Forma Consolidated Operating Cash Flow for such period of four consecutive fiscal quarters of the Company shall mean Consolidated Operating Cash Flow, without adjustment, for such period.

     Property -- means, unless otherwise specifically limited, any kind of property or asset, whether real, personal or mixed, tangible or intangible, choate or inchoate.

     Property Reinvestment Application -- means, with respect to any Transfer of Property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of tangible operating assets of the Company or any Subsidiary to be used in the principal business of such Person.

     PTCE 95-60 -- is defined in Section 10.2(a).

     Required Holders -- means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any Subsidiary or Affiliate).

     Restricted Payment -- means any Distribution in respect of the Company or any Subsidiary (other than on account of Capital Stock or other equity interests of a

Subsidiary owned legally and beneficially by the Company or a Wholly-Owned Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities that would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in Property shall be the greater of (x) the Fair Market Value of such Property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

     Revolving Advances -- means, without duplication,

          (a) all Advances (as such term is defined in the Collateral Trust Agreement), and

          (b) all other advances or loans, or other financial accommodations, to the Company or any Subsidiary (whether or not they extend or replace all or a portion of the Advances referred to in clause (a) above, and whether or not they are used for working capital purposes), in respect of which the liabilities of the Company or such Subsidiary constitute all or a portion of AMEX Priority Obligations (as such term is defined in the Collateral Trust Agreement), or in respect of which the liabilities of the Company or such Subsidiary are directly or indirectly secured, or otherwise are entitled to benefits (under the Security Documents or otherwise), in such a manner as to give the holder or holders of the Debt constituted thereby the benefits of any Lien priority, priority in right to receive proceeds or other priority in right of payment, but excluding, in any event, liabilities constituting Working Capital Indebtedness under clauses (a) or
     (b) of the definition of Working Capital Indebtedness.

     Scheduled Principal Payment -- is defined in Section 4.2.

     Secured Debt -- is defined in the Collateral Trust Agreement.

     Securities Act -- means the Securities Act of 1933, as amended from time to time.

     Security -- has the meaning set forth in section 2(1) of the Securities
Act.

     Security Agreement -- means the Assignment of Deposit Accounts and Security Agreement, dated as of November 15, 1996, between the Company and the Trustee, as such agreement may be amended, restated or otherwise modified from time to time.

     Security Documents -- means the Collateral Trust Agreement, the Security Agreement, the Subsidiary Guaranty Agreements and the other Security Documents (as such term is defined in the Collateral Trust Agreement).

     Senior Financial Officer -- means any one of the president, the chief financial officer and the principal accounting officer of the Company.

     Senior Officer -- means any one of the chairman of the board of directors, the chief executive officer, the chief operating officer and the president of the Company.

     Source -- is defined in Section 10.2.

     Subsidiary -- means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     Subsidiary Guaranty Agreement -- has the meaning assigned to the term "Guaranty" in the Collateral Trust Agreement.

     Subsidiary Stock -- means the Capital Stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into any Capital Stock) of any Subsidiary.

     Successor Corporation -- is defined in Section 6.11.

     Term Advances -- means, without duplication,

          (a) all Revolving Commitment Advances (as such term is defined in the Collateral Trust Agreement), and

          (b) any other advances or loans, or other financial accommodations, to the Company or any Subsidiary constituting a portion of Debt of the Company and the Subsidiaries, but excluding any such advances, loans or other financial accommodations constituting Working Capital Indebtedness.

     Transfer -- means, with respect to any Person, any transaction in which such Person sells, conveys, transfers, leases (as lessor) or otherwise disposes of any of its Property, including, without limitation, Subsidiary Stock, and including, without limitation, any consolidation, merger or other transaction the direct or indirect result of which is a disposition of all or a portion of any equity or other interest in any Person. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any Property subject to each such separate Transfer attributable to any Property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all Property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

     Trustee -- means Wilmington Trust Company, as trustee under the Collateral Trust Agreement, and any successor trustee in such capacity.

     Voting Stock -- means, with respect to any Person, any Capital Stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors (or Persons performing similar functions) of such Person (irrespective of whether at the time Capital Stock of any other class or classes shall have or might have voting powers by reason of the happening of any contingency).

     Wholly-Owned Subsidiary -- means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by, and all of the outstanding Debt of which is held by, any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

     Working Capital Indebtedness -- means, at any time, with respect to any Person (without duplication), its liabilities in respect of:

          (a) the principal amount of all money orders issued by such Person, or sold by such Person as agent or otherwise on behalf of any issuer thereof, or in respect of which such Person is otherwise directly or indirectly liable;

          (b) electronic money transfer services performed by such Person as principal, agent or otherwise, or in respect of which such Person is otherwise directly or indirectly liable; and

          (c) outstanding Revolving Advances.

     Without limitation of the foregoing, clauses (a) and (b) of this definition shall include (without duplication) all liabilities in respect of "Trust Funds" as such term is used in the AMEX Documents and the "Trust Amount" as such term is defined in the Collateral Trust Agreement.

     9.2 Accounting Principles.

     Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein or other provision herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term or other provision if such term or provision was defined or otherwise written with reference solely to GAAP, such term or other provision will be deemed to include or exclude such amounts, items or concepts as set forth herein.

     9.3 Directly or Indirectly.

     Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including, without limitation, actions taken by or on behalf of any partnership in which such Person is a general partner.

     9.4 Section Headings, Table of Contents and Construction.

          (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless otherwise specified, references to Sections are to Sections of this Agreement, references to Annexes are to Annexes to this Agreement, references to Attachments are to Attachments to this Agreement and references to Exhibits are to Exhibits to this Agreement.

          (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     9.5 Governing Law.

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

10.  PURCHASER REPRESENTATIONS

     10.1  Purchase for Investment.

     You represent that you are an "insurance company" (as such term is defined in section 2(13) of the Securities Act) and that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their Property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold or otherwise transferred only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     10.2  Source of Funds.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) General Account -- you are an insurance company and the Source is an "insurance company general account," as such term is defined in Department of Labor Prohibited Transaction Class Exemption 95-60
     ("PTCE 95-60") (issued July 12, 1995), and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTCE 95-60) or by the same employee organization with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed 10% of the total reserves and liabilities of such general account as determined under PTCE 95-60 (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or

          (b) Separate Account -- the Source is a "separate account" (as define section 3 of ERISA):

               (i) 10% Pooled Separate Account -- that is an insurance company pooled separate account, within the meaning of Department of Labor Prohibited Transaction Class Exemption 90-1 (issued January 29,
           1990) and to the extent that there are any plans whose assets in such separate account exceed 10% of the assets of such separate account, you have disclosed the names of such plans to the Company in writing; or

               (ii) Identified Plan Assets -- that is comprised of employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, as of the date of the Closing, neither the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the IRC) with respect to any plan so identified; or

               (iii) Guaranteed Separate Account -- that is maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 CFR (S)2510.3-101(h)(1)(iii)); or

          (c) Qualified Professional Asset Manager -- the Source is an "investment fund" managed by a "qualified professional asset manager" (as such terms are defined in Part V of Department of Labor Prohibited Transaction Class Exemption 84-14) and all the requirements for an exemption under such Exemption are met with respect to the use of funds to purchase the Notes; or

          (d) Excluded Plan -- the Source is an employee benefit plan that is excluded from the provisions of section 406 of ERISA by virtue of section 4(b) of ERISA; or

          (e) Exempt Funds -- the Source is a separate investment account that is not subject to ERISA and no funds of which come from assets of an "employee benefit plan" or a "plan" or any other entity that is deemed to hold assets of an "employee benefit plan" or a "plan" ("employee benefit plan" is defined in section 3 of ERISA, and "plan" is defined in section 4975(e)(1) of the IRC).

11.   MISCELLANEOUS

      11.1  Communications.

      All notices and other communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Annex 1, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at 1231 Greenway Drive, Suite 800,Irving, Texas 75038, Attention: President, Telephone no.
      (214) 550-5000, Telecopy no. (214) 550-5150, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 11.1 will be deemed given only when actually received.

      11.2  Reproduction of Documents.

      This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by you at the closing of the issuance of the Notes (except the Notes themselves), and financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by any holder of Notes or the Company by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes or the Company in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this
Section 11.2 shall prohibit the Company or any holder of Notes from contesting the accuracy or validity of any such reproduction.

      11.3  Survival.

      All warranties, representations, certifications and covenants made by the Company in the Financing Documents or in any certificate or other instrument delivered by it or on its behalf under the Financing Documents at or prior to the Closing shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any certificate or other instrument delivered by or on behalf of the Company pursuant to the terms of the Financing Documents shall constitute warranties and representations by the Company hereunder. All payment obligations of the Company hereunder (including, without limitation, reimbursement obligations in respect of costs, expenses and fees of or incurred by the holders of the Notes) shall survive the payment of the Notes and the termination hereof.

      11.4  Successors and Assigns.

      This Agreement and the Notes shall inure to the benefit of and be binding upon and enforceable by the Company and the holders, from time to time, of the Notes, provided that the identity of the holders of the Notes shall be determined solely by reference to the register for the registration and transfer of Notes maintained pursuant to Section 5.1.

      11.5  Amendment and Waiver.

           (a) Requirements. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders, provided that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding:

               (i) change the amount or time of any prepayment or payment of principal or Make-Whole Amount or the rate or time of any payment of interest;

               (ii)  amend or waive the provisions of Section 8.1(a), Section
           8.2 or Section 8.3 or amend or waive any defined term as used therein,

               (iii) amend or waive the provisions of Section 4.4 or amend or waive any defined term as used therein,

               (iv) amend or waive the definition of "Required Holders" or change the proportion of the principal amount of the Notes required with respect to any approval or consent required under this Agreement, or

               (v) amend or waive this Section 11.5 or amend or waive any defined term as used herein.

           (b)       Solicitation of Noteholders.

               (i) Solicitation. Each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Company with sufficient information to enable such holder to make an informed decision with respect to any proposed waiver or amendment of any of the provisions of the Financing Documents. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this
           Section 11.5 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which such amendment or waiver becomes effective.

               (ii) Payment. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

               (iii) Scope of Consent. Any amendment or waiver made pursuant to this Section 11.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

           (c) Binding Effect. Except as provided in Section 11.5(b)(iii), any amendment or waiver consented to as provided in this Section 11.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

11.6       Expenses.

           (a) Closing Expenses. Whether or not the Notes are sold, the Company shall pay, at the Closing (if the Notes are sold, and otherwise upon receipt of any statement or invoice therefor), all reasonable fees, expenses and costs relating thereto, including, without limitation, the statement presented at the Closing by your special counsel for fees and disbursements incurred in connection herewith, each additional statement for fees and disbursements (promptly upon receipt thereof) of your special counsel rendered after the Closing in connection with the issuance of the Notes, and all expenses incurred by you on your behalf or the Company's behalf in complying with each of the conditions to closing referred to in Section 3 and Attachment B.

           (b) Amendments and Waivers. The Company shall pay when billed the reasonable costs and expenses (including, without limitation, reasonable attorneys'

fees) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect hereto (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

       (c) Restructuring and Workout, Inspections. At any time when the Company and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Company shall pay when billed the costs and expenses (including attorneys' fees and the fees of professional advisors) incurred by the holders of the Notes in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of Notes and in connection with inspections made pursuant to Section 7.5.

       (d) Collection. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, the Company shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Notes.

11.7   Waiver of Jury Trial; Consent to Jurisdiction; Etc.

       (a) Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

       (b) Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER ANY FINANCING DOCUMENT MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY FINANCING DOCUMENT OR TRANSACTION CONTEMPLATED THEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

           (c) Service of Process. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED, SERVED BY U.S. REGISTERED MAIL OR SERVED IN THE MANNER PROVIDED FOR COMMUNICATIONS IN THIS AGREEMENT, AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES, OR, IN THE CASE OF THE COMPANY, TO ITS AGENT FOR SERVICE OF PROCESS LISTED IN PART 11.7(c) OF ANNEX 3 (WHICH PERSON THE COMPANY HEREBY IRREVOCABLY APPOINTS AS ITS AGENT FOR SUCH PURPOSE), SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY FINANCING DOCUMENT OR TRANSACTION CONTEMPLATED THEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER ANY FINANCING DOCUMENT. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

           (d) Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER ANY OTHER PARTY HERETO IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

      11.8  Entire Agreement.

      This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

      11.9  Severability.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      11.10 Construction.

      Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      11.11 Execution in Counterpart.

      This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

      11.12 General Interest Provisions

      Nothing contained in this Agreement or in any of the Financing Documents shall be construed to obligate the Company, under any circumstances whatsoever, to pay interest in excess of the maximum non-usurious interest rate applicable to the Company under applicable law. If any sums received from the Company are at any time under applicable law deemed to be in excess of the maximum non-usurious amount any holder of the Notes could collect under applicable usury law, the effective rate of interest on the Notes shall be reduced to and be the maximum non-usurious interest rate permitted under applicable law and the Company shall accept as its sole remedy under such circumstances either return of any sums of interest that may have been collected and that produced a rate of interest in excess of the applicable maximum non-usurious interest rate or the application of those sums as a credit against the unpaid principal amount of the Notes, whichever remedy may be elected by any holder of the Notes.

            [Remainder of page intentionally blank; next page is signature page.]

      If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding between us in accordance with its terms.

                                              Very truly yours,

                                              ACE CASH EXPRESS, INC.


                                              By
                                                --------------------------------
                                                Name:

                                                Title:


Accepted:

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


By
  --------------------------------
  Name:

  Title:



By
  --------------------------------

  Name:

  Title:



[Signature page for Note Purchase Agreement of ACE CASH EXPRESS, INC. in connection with the issuance of its 9.03% Senior Secured Notes due 2003]

                                    ANNEX 1
                          INFORMATION AS TO PURCHASER

================================================================================
Purchaser Name                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Name in which to register          Principal Mutual Life Insurance Company
Note(s)
--------------------------------------------------------------------------------
Note registration                  R-1; $16,000,000
number(s); Principal
amount(s)
--------------------------------------------------------------------------------
Payment on account of
Note(s)

         Method                    Federal Funds Wire Transfer

         Account information       Norwest Bank Iowa, N.A.
                                   7th & Walnut Streets
                                   Des Moines, IA 50309
                                   ABA# 073000228

                                   For credit to Principal Mutual Life Insurance
                                   Company, Account No. 014752, Reference:
                                   OBI:PFGSE(S) B 1-B-60815 ( )Principal
                                   $_____________ Interest $___________.
--------------------------------------------------------------------------------
Accompanying information           Name of Company:  Ace Cash Express, Inc.

                                   Description of
                                   Security:         9.03% Senior Secured Notes
                                                     due November 15, 2003

                                   PPN:              004403 A* 2

                                   Due date and application (as among principal,
                                   Make-Whole Amount and interest) of the
                                   payment being made:
--------------------------------------------------------------------------------
Address for notices                Principal Mutual Life Insurance Company
related to payments                711 High Street
                                   Des Moines, IA 50392-0960

                                   Attn:  Investment - Accounting & Treasury -
                                   Securities
--------------------------------------------------------------------------------
Address for all other              Principal Mutual Life Insurance Company
notices                            711 High Street
                                   Des Moines, IA 50392-0800

                                   Attn:  Investment Department - Securities
--------------------------------------------------------------------------------

                                   Annex 1-1

                                    ANNEX 1
                      INFORMATION AS TO PURCHASER (Cont.)


================================================================================
Purchaser Name                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Tax identification number          42-0127290
================================================================================


                                   Annex 1-2

                                 ANNEX 1
                      INFORMATION AS TO PURCHASER (Cont.)

================================================================================
Purchaser Name                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Name in which to register          Principal Mutual Life Insurance Company
Note(s)
--------------------------------------------------------------------------------
Note registration                  R-2; $2,000,000
number(s); Principal
amount(s)
--------------------------------------------------------------------------------
Payment on account of
Note(s)

         Method                    Federal Funds Wire Transfer

         Account information       Norwest Bank Iowa, N.A.
                                   7th & Walnut Streets
                                   Des Moines, IA 50309
                                   ABA# 073000228

                                   For credit to Principal Mutual Life Insurance
                                   Company, Separate Account No. 032395,
                                   Reference: OBI:PFGSE(S) B 16-B-60815 ( )
                                   Principal $__________ Interest $__________.
--------------------------------------------------------------------------------
Accompanying information           Name of Company:  Ace Cash Express, Inc.

                                   Description of
                                   Security:    9.03% Senior Secured Notes due
                                                November 15, 2003

                                   PPN:         004403 A* 2

                                   Due date and application (as among principal,
                                   Make-Whole Amount and interest) of the
                                   payment being made:
--------------------------------------------------------------------------------
Address for notices related        Principal Mutual Life Insurance Company
to payments                        711 High Street
                                   Des Moines, IA 50392-0960

                                   Attn:  Investment - Accounting & Treasury -
                                   Securities
--------------------------------------------------------------------------------

                                   Annex 1-3

                                  ANNEX 1
                      INFORMATION AS TO PURCHASER (Cont.)



================================================================================
Purchaser Name                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Address for all other              Principal Mutual Life Insurance Company
notices                            711 High Street
                                   Des Moines, IA 50392-0800

                                   Attn:  Investment Department - Securities
--------------------------------------------------------------------------------
Tax identification number          42-0127290
================================================================================

                                   Annex 1-4

                                    ANNEX 1
                      INFORMATION AS TO PURCHASER (cont.)

===============================================================================

Purchaser Name                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
-------------------------------------------------------------------------------
Name in which to register          Principal Mutual Life Insurance Company
Note(s)
--------------------------------------------------------------------------------
Note registration                  R-3; $2,000,000
number(s); Principal
amount(s)
--------------------------------------------------------------------------------
Payment on account of
Note(s)

         Method                    Federal Funds Wire Transfer

         Account information       Norwest Bank Iowa, N.A.
                                   7th & Walnut Streets
                                   Des Moines, IA 50309
                                   ABA# 073000228

                                   For credit to Principal Mutual Life Insurance
                                   Company, Account No. 7051484, Reference:
                                   OBI:PFGSE(S) B 916-B-60815 ( )Principal
                                   $_____________ Interest $___________.
--------------------------------------------------------------------------------
Accompanying information           Name of Company:  Ace Cash Express, Inc.

                                   Description of
                                   Security:    9.03% Senior Secured Notes due
                                                November 15, 2003

                                   PPN:         004403 A* 2

                                   Due date and application (as among principal,
                                   Make-Whole Amount and interest) of the
                                   payment being made:
--------------------------------------------------------------------------------
Address for notices                Principal Mutual Life Insurance Company
related to payments                711 High Street
                                   Des Moines, IA 50392-0960

                                   Attn:  Investment - Accounting & Treasury -
                                   Securities
--------------------------------------------------------------------------------


                                   Annex 1-5

                                    ANNEX 1
                      INFORMATION AS TO PURCHASER (Cont.)


================================================================================
Purchaser Name                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
Address for all other              Principal Mutual Life Insurance Company
notices                            711 High Street
                                   Des Moines, IA 50392-0800

                                   Attn: Investment Department - Securities
--------------------------------------------------------------------------------
Tax identification number          42-0127290
================================================================================

                                   Annex 1-6

                                    ANNEX 2
                        PAYMENT INSTRUCTIONS AT CLOSING


Re:  Ace Cash Express, Inc. --
     $20,000,000 9.03% Senior Secured Notes due 2003
     -----------------------------------------------


     In accordance with Section 1.2(b) of the Note Purchase Agreement, the Company directs you to make payment for the Note or Notes being purchased by you by payment by federal funds wire transfer in immediately available funds of the purchase price thereof to:


          Wells Fargo Bank
          1445 Ross Avenue
          Dallas, Texas  75202

          ABA no.:  121000248

          Account no.:  415-969-8539

          Account name:  Ace Cash Express Inc. - Concentration Account

          Contact person at bank:

               Name:  Jeffery Cook
               Phone no.:  (214) 740-1539


                                   Annex 2-1

                                    ANNEX 3
                           INFORMATION AS TO COMPANY


Part A.2(a) -- Financial Statements.

       [To be provided by the Company]

********

Part A.2(b) -- Debt as of the Closing Date.

       [To be provided by the Company]

********

Part A.2(c) -- Material Adverse Change.

       [To be provided by the Company]

********

Part A.3(a) -- Ownership of Subsidiaries.

       [To be provided by the Company]

********

Part A.9 -- Restrictions on Company and Subsidiaries.

       [To be provided by the Company]

********

Part A.11(e) -- ERISA Matters.

       [To be provided by the Company]

********

Part A.17(a) -- Use of Proceeds.

       [To be provided by the Company]

********

                                   Annex 3-1

Part 6.6(a) -- Subsidiary Debt.

       [To be provided by the Company]

********

Part 6.8 -- Restrictions Affecting Subsidiaries.

       [To be provided by the Company]

********

Part 6.12(a)(vii) -- Closing Date Liens.

       [To be provided by the Company]

********

Part 11.7(c) -- Agent for Service of Process.

       [To be provided by the Company]


                                   Annex 3-2

                                                                    ATTACHMENT A


A.   COMPANY WARRANTIES AND REPRESENTATIONS

     To induce you to enter into this Agreement and to purchase and pay for the Notes to be delivered to you at the Closing, the Company makes the following warranties and representations, effective as of the date of the Company's execution of this Agreement and as of the Closing Date:

     A.1    Full Disclosure.

     The Placement Memorandum (a copy of which previously has been delivered to you) correctly describes the general nature of the business and principal Properties of the Company and the Subsidiaries as of the Closing Date. Neither the statements made by the Company in the Financing Documents, the Placement Memorandum, the financial statements referred to in Section A.2(a), nor any other written statement furnished by or on behalf of the Company to you in connection with the negotiation or the closing of the sale of the Notes, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading under the circumstances under which they were made. There is no fact that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect (provided that the Company makes no warranty or representation in this sentence as to general, economic, market and industry conditions that are generally applicable to the Company and the Subsidiaries and all other Persons that are in the same or similar businesses as the Company and the Subsidiaries and are similarly situated).

     A.2    Financial Statements; Debt; Material Adverse Change.

            (a) Financial Statements. The Company has provided you with the financial statements described in Part A.2(a) of Annex 3. All of such financial statements have been prepared in accordance with GAAP consistently applied (except as otherwise noted therein) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates, and the results of their operations and cash flows for the periods, specified therein.

            (b) Debt. Part A.2(b) of Annex 3 lists all Debt of the Company and the Subsidiaries as of the Closing Date, and provides the following information with respect to each item of such Debt: the obligor, each guarantor thereof and each other Person similarly liable in respect thereof, the holder thereof, the outstanding amount, the current portion of the outstanding amount, the final maturity, required sinking fund payments and a description of the collateral securing such Debt.

            (c)    Material Adverse Change.  Except as disclosed in Part A.2
(c) of Annex 3, since June 30, 1996, there has been no change in the business, operations, affairs, financial condition or Properties of the Company or the Subsidiaries, except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                                Attachment A-1

       (d) Summary and Pro Forma Financial Information. All statements or summaries of historical financial condition and performance of the Company and the Subsidiaries included in the Placement Memorandum have been derived from financial statements and information prepared on a basis of accounting consistent with GAAP and with the accounting principles currently used by the Company, to the extent applicable, except as noted therein. All pro forma information with respect to the Company and the Subsidiaries included in the Placement Memorandum has been derived from financial statements and information prepared on a basis of accounting consistent with GAAP and with accounting principles currently used by the Company, except as noted there in, and all material assumptions on which such pro forma information was based are disclosed therein.

A.3    Subsidiaries and Affiliates.

       (a) Ownership of Subsidiaries.  Part A.3(a) of Annex 3 states

           (i) the name of each Subsidiary, its jurisdiction of organization, form of organization and the percentage of its Voting Stock owned by the Company and each other Subsidiary, and

           (ii) the name of each Affiliate and the nature of the affiliation of such Affiliate.

Each of the Company and the Subsidiaries has record title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

       (b) Dividend Restrictions, etc. No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed in Part 6.8 of Annex 3 and statutory, regulatory or common law restrictions) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of the Subsidiaries that own Voting Stock of such Subsidiary.

A.4    Title to Properties.

       (a) General. Each of the Company and the Subsidiaries has indefeasible title to all of the Property reflected in the most recent balance sheet referred to in Part A.2(a) of Annex 3 and to all of the Property purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have indefeasible title as are immaterial to such balance sheet and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. All Property of the Company and the Subsidiaries is free from Liens not permitted by Section 6.12.

       (b) Leases. All leases necessary for the conduct of the respective businesses of the Company and the Subsidiaries are valid and subsisting and are in full force and effect, except for such failures to be valid and subsisting that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

                                Attachment A-2
     aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

          (c) Intellectual Property. Each of the Company and the Subsidiaries owns, possesses or has the right to use all of the licenses, permits, franchises, patents, copyrights, trademarks, service marks and trade names necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

     A.5  Returns Filed, Taxes Paid.

          All tax returns required to be filed by or on behalf of each of the Company and the Subsidiaries and any other Person with which the Company or any Subsidiary files or has filed a consolidated return in any jurisdiction have been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon each of the Company and such Subsidiaries and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such tax returns and such tax payments that individually or in the aggregate for all such tax returns and payments, could not reasonably be expected to have a Material Adverse Effect, or the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established appropriate reserves.

     A.6  Pending Litigation, etc.

     There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect.

     A.7  Corporate Organization and Authority.

     Each of the Company and the Subsidiaries:

          (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization;

          (b) has all corporate power and authority necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

          (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to

                                Attachment A-3
     carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect; and

          (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect (Exhibit A to the opinion of Gardere & Wynne, L.L.P. delivered to you on the Closing Date pursuant to Section B.1(a) of Attachment B includes, but is not necessarily limited to, disclosure of all states where such qualification, licensing or authorization is required in order for the warranty and representation in this clause (d) to be true).

     A.8  Charter Instruments, Other Agreements.

     Neither the Company nor any of the Subsidiaries is in violation in any respect of any term of any charter instrument or bylaw. Neither the Company nor any of the Subsidiaries is in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

     A.9  Restrictions on Company and Subsidiaries.

     Neither the Company nor any of the Subsidiaries:

          (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, and charter and corporate restrictions, is reasonably likely to have a Material Adverse Effect;

          (b) is a party to any contract or agreement that restricts the right or ability of such corporation to incur Debt, other than this Agreement and the agreements listed in Part A.9 of Annex 3 (true, correct and complete copies of each of the agreements listed in such Part have been provided to you), none of which restricts the issuance and sale of the Notes or the performance of the Company under the Financing Documents; or

          (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
     Section 6.12.

     A.10 Compliance with Law.


                                Attachment A-4

     Neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for such violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     A.11 Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the IRC relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights or Properties of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the IRC, other than such liabilities or Liens that individually or in the aggregate are not Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the IRC) of the Company and the Subsidiaries is not Material.

          (e) Part A.11(e) of Annex 3 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" has the meaning specified in section 3 of ERISA, "affiliate" has the meaning specified in section 407(d) of ERISA and section V of PTCE 95-60 and "employer security" has the meaning specified in section 407(d) of ERISA).

                                Attachment A-5

          (f) The execution and delivery of the Financing Documents and the issuance and sale of the Notes hereunder will not involve any transaction that would subject the Company, any ERISA Affiliate or any Plan to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the IRC. The representation by the Company in the first sentence of this Section A.11(f) is made in reliance upon and subject to the accuracy of your representation in Section 10.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     A.12 Environmental Compliance.

     Neither the Company nor any of the Subsidiaries has:

          (a) knowledge or any notice of any claim, or the existence of any proceeding raising any claim, or any facts that would give rise to any claim, public or private, against the Company or any of the Subsidiaries or any Property currently or previously owned, leased or operated by any of them alleging any damage to the environment or violation of any Environmental Laws, except, for such claims or facts that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

          (b) stored or disposed of any hazardous or toxic substances, wastes or pollutants in a manner contrary to any Environmental Laws, except for such violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or

          (c) maintained, operated or permitted to exist conditions in buildings and improvements on any Properties currently or previously owned, leased or operated by any of them in a manner in violation of any Environmental Laws, except, for such violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     A.13 Sale of Notes is Legal and Authorized; Obligations are Enforceable.

          (a) Sale of Notes is Legal and Authorized. Each of the issuance, sale and delivery of the Notes by the Company, the execution and delivery of the Financing Documents by the Company and compliance by the Company with all of the provisions of the Financing Documents:

               (i)   is within the corporate powers of the Company; and

               (ii) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien (other than a Liens granted to the Trustee pursuant to the Security Documents) upon any Property of the Company or any of the Subsidiaries under the provisions of,

                                Attachment A-6

                     (A) any agreement, charter instrument, bylaw or other
               instrument to which it is a party or by which it or any of its Property may be bound, or

                     (B) any order, judgment, decree, or ruling of any court,
               arbitrator or Governmental Authority applicable to the Company or any of the Subsidiaries.

          (b) Obligations are Enforceable. The execution and delivery of each Financing Document has been duly authorized by all necessary action on the part of the Company, each Financing Document has been executed and delivered by one or more duly authorized officers of the Company, and each Financing Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of each such Financing Document may be:

               (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

               (ii)  subject to the availability of equitable remedies.

     A.14 Governmental Consent to Sale of Notes.

          (a) Generally. Neither the nature of the Company or any of the Subsidiaries, or of any of their respective businesses or Properties, nor any relationship between the Company or any of the Subsidiaries and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes and the execution and delivery of any of the Financing Documents, or the performance of the obligations under such Financing Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or any Subsidiary as a condition to the execution and delivery of any of the Financing Documents, the offer, issuance, sale or delivery of the Notes, or the performance of the obligations under any of the Financing Documents.

          (b) Particular Laws. The issuance and sale of the Notes, the incurrence of the Debt represented thereby, and the performance under the Financing Documents, by the Company,

               (i) is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts of the United States of America (49 U.S.C.), as amended, or the Federal Power Act, as amended, and

               (ii) does not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any of the Subsidiaries.

                                Attachment A-7

     A.15 No Defaults Under Financing Documents.

     No event has occurred and no condition exists that, upon the execution and delivery of the Financing Documents and the issuance and sale of the Notes, would constitute a Default or an Event of Default.

     A.16 Private Offering of Notes.

          (a) Offering. Neither the Company nor the Placement Agent (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar Security of the Company, other than employees of the Company) has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than not more than 40 Institutional Investors (including you), each of whom was offered all or a portion of the Notes at private sale for investment.

          (b) Securities Act. Neither the Company nor any of the Subsidiaries, nor any agent acting on behalf of any of them, has taken any action that would subject the issuance or sale of the Notes to the registration provisions of section 5 of the Securities Act or to the registration, qualification or other similar provisions of any securities or "blue sky" law of any applicable jurisdiction.

     A.17 Use of Proceeds of Notes.

          (a) Use of Proceeds. The Company shall use the proceeds of the sale of the Notes as set forth in Part A.17(a) of Annex 3.

          (b) Margin Securities. No part of the proceeds from the sale of the Notes under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of such Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of such Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and the Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

          (c) Absence of Foreign or Enemy Status. Neither the sale of the Notes nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

                                Attachment A-8

     A.18 Warranties and Representations in Other Financing Documents True.

     Each of the warranties and representations of the Company contained in the other Financing Documents is true.


                                Attachment A-9

                                                                    ATTACHMENT B


B.   CLOSING CONDITIONS

     Your obligations under this Agreement, including, without limitation, the obligation to purchase and pay for the Notes to be delivered to you at the Closing, are subject to the following conditions precedent:

     B.1  Opinions of Counsel.

     You shall have received from

          (a)  Gardere & Wynne, L.L.P., special counsel for the Company,

          (b) Richards, Layton & Finger, P.A., special counsel for the Trustee, and

          (c)  Hebb & Gitlin, your special counsel,

closing opinions, each dated as of the Closing Date, substantially in the respective forms set forth in Exhibit B1, Exhibit B2 and Exhibit B3 and as to such other matters as you may reasonably request. This Section B.1 shall constitute direction by the Company to such counsel named in the immediately preceding clause (a) to deliver such closing opinion to you.

     B.2  Warranties and Representations True; Compliance with Agreement.

          (a) Warranties and Representations True. The warranties and representations of the Company in Attachment A and elsewhere in the Financing Documents shall be true on the Closing Date with the same effect as though made on and as of that date.

          (b) Compliance with Financing Documents. The Company shall have performed and complied with all agreements and conditions contained in the Financing Documents that are required to be performed or complied with by the Company on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

     B.3  Company Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you a certificate signed by two Senior Officers of the Company, dated the Closing Date, certifying that the conditions specified in Section B.2 have been fulfilled and as to such other matters as you may reasonably request.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate signed by the Secretary or an Assistant Secretary of the Company certifying as to true and correct copies attached thereto of the charter documents and bylaws of the Company and the resolutions attached thereto and other corporate

                                Attachment B-1
     proceedings relating to the authorization, execution and delivery of the Financing Documents.

     B.4  Trustee's Certificate.

     The Trustee shall have delivered to you a certificate certifying as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of the Security Documents.

     B.5  Legality.

     The Notes shall on the Closing Date qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and the acquisition thereof shall not subject you to any penalty or other onerous condition pursuant to any such law or regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

     B.6  Security Documents, etc.

     The Company and each of the other intended partes thereto shall have executed and delivered each of the Collateral Trust Agreement, the Security Agreement and the other Security Documents required by the terms of the Collateral Trust Agreement, the Security Agreement and this Agreement to be in effect on the Closing Date, and you shall have received original counterparts or certified copies (as you may reasonably request) of each of the foregoing. The Company shall have taken, or caused to be taken, all actions necessary to perfect the Liens of the Trustee contemplated by the Security Documents to the extent such perfection is required by the terms of the Security Documents.

     B.7  Private Placement Number.

     There shall have been obtained a private placement number for the Notes issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners), and you shall have been informed in writing of such private placement number.

     B.8  Expenses.

     All fees and disbursements required to be paid pursuant to Section 11.6 shall have been paid in full.

     B.9  Proceedings Satisfactory.

     All proceedings taken in connection with the issuance and sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

                                Attachment B-2

                                                                       EXHIBIT A

                                [FORM OF NOTE]

THIS NOTE AND THE NOTE PURCHASE AGREEMENT REFERRED TO BELOW MAY BE SUBJECT TO THE TERMS OF A COLLATERAL TRUST AGREEMENT, DATED AS OF NOVEMBER 15, 1996, AS SUCH COLLATERAL TRUST AGREEMENT MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG THE COMPANY, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, AND WILMINGTON TRUST COMPANY. BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF MAY BECOME BOUND BY THE PROVISIONS OF SUCH COLLATERAL TRUST AGREEMENT, WHETHER OR NOT SUCH HOLDER BECOMES A PARTY TO SUCH COLLATERAL TRUST AGREEMENT.


                            ACE CASH EXPRESS, INC.

               9.03% Senior Secured Notes due November 15, 2003

No. R-___

$                                                                         [Date]
 -------------

PPN:  004403 A* 2


     ACE CASH EXPRESS, INC., a Texas corporation, (the "Company"), for value received, hereby promises to pay to ________________________ or registered assigns the principal sum of ________________________ DOLLARS ($____________) on
November 15, 2003 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of at the rate of 9.03% per annum, semi-annually on May 15 and November 15 in each year, commencing on May 15, 1997 or the payment date next succeeding the date hereof, until the principal amount hereof in respect of which such interest shall have accrued shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) the greater of
(i) 11.03% per annum or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. or its successor in New York City as its "base" or "prime" rate.

     Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement referred to below.

     This Note is one of the issue of the 9.03% Senior Secured Notes due November 15, 2003 of the Company issued in an aggregate principal amount limited to $20,000,000


                                  EXHIBIT A-1
pursuant to the Company's Note Purchase Agreement (as may be amended, restated or otherwise modified from time to time, the "Note Purchase Agreement"), dated as of November 15, 1996, with the purchaser listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. This Note is secured pursuant to the terms of the Security Documents and is entitled to the benefits thereof.

     The Company agrees to make required payments on the Notes as provided in the Note Purchase Agreement. In addition, as provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount.

     This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

     Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                       ACE CASH EXPRESS, INC.



                                       By
                                         --------------------------------
                                         Name:

                                         Title:


                                  EXHIBIT A-2

                                                                      EXHIBIT B1

         [FORM OF CLOSING OPINION OF SPECIAL COUNSEL FOR THE COMPANY]


                                 EXHIBIT B1-1

                                                                      EXHIBIT B2

         [FORM OF CLOSING OPINION OF SPECIAL COUNSEL FOR THE TRUSTEE]


                                 EXHIBIT B2-1

                                                                      EXHIBIT B3

        [FORM OF CLOSING OPINION OF SPECIAL COUNSEL FOR THE PURCHASER]


                                 EXHIBIT B3-1

                                                                       EXHIBIT C

                     [FORM OF COLLATERAL TRUST AGREEMENT]

                                                                       EXHIBIT D

                         [FORM OF SECURITY AGREEMENT]